Exhibit 32.1

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of EnXnet, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2010 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned Ryan Corley, Chief Executive Officer of the Company and Stephen Hoelscher, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(a) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: February 15, 2011	By:	/s/ Ryan Corley
Ryan Corley
Chief Executive Officer
(Principal Executive Officer)

Date: February 15, 2011	By:	/s/ Stephen Hoelscher
Stephen Hoelscher
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.